Exhibit 5.1

[SANOFI-AVENTIS LETTERHEAD]

                    , 2004

Securities and Exchange Commission

450 Fifth Street, N.W.,
Washington, D.C. 20549

Ladies and Gentlemen:

      I am Manager — Financial and Securities Law of Sanofi-Aventis, a société anonyme organized under the laws of the Republic of France (the “Company”). In that capacity, I have acted as French counsel to the Company in connection with a registration statement on Form F-4 (the “Registration Statement”) being filed with the United States Securities and Exchange Commission (the “SEC”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), ordinary shares, nominal value €2.00 per share, of the Company (“Company Shares”), including Company Shares to be represented by American depositary shares of the Company (“Company ADSs”) (each Company ADS representing one-half of one Company Share), to be issued to U.S. holders of ordinary shares, nominal value €3.82 per share, of Aventis, a société anonyme organized under the laws of the Republic of France, in the proposed merger of Aventis with and into Sanofi-Aventis, with Sanofi-Aventis surviving the merger (the “Merger”). The terms and conditions of the Merger are set forth in the prospectus that is included in the Registration Statement.

      In furnishing this opinion, I, or lawyers under my supervision, have examined the Registration Statement, including the prospectus included therein, and such documents, corporate records, certificates of public officials and other agreements, instruments or opinions as I have deemed necessary or advisable for the purpose of rendering the opinion set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as copies. With respect to factual matters I have relied upon the accuracy of all facts and information set forth in the documents, corporate records, certificates and other agreements, instruments and opinions examined. On the basis of the foregoing, and assuming the adoption of the resolutions of the extraordinary general shareholders meeting of the Company approving the agreement and plan of merger providing for the merger of Aventis with and into the Company (including the resolutions to increase in the share capital of the Company and the issuance of the Company Shares in payment of the merger consideration) as set forth in the Registration Statement, I am of the following opinion:

The Company Shares, including the Company Shares to be represented by Company ADSs, when issued in the Merger by the Company in accordance with the resolutions of the extraordinary general meeting of shareholders referred to above, will be validly issued, fully paid, and non-assessable.

      The foregoing opinion is limited to matters involving the laws of the Republic of France. The foregoing opinion is also limited to the matters expressly stated in this letter, and no opinion shall be implied or inferred beyond the matters expressly stated. The foregoing opinion: (a) is rendered solely in connection with the registration of the offering, sale and delivery of the Company Shares, including Company Shares to be represented by Company ADSs, to be issued in the United States in the Merger pursuant to the registration requirements of the Securities Act; (b) may not be relied on for any other purpose; and (c) may not be reproduced, referred to or quoted in any offering materials, disclosure materials or similar printed matter, except as expressly provided herein. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference under the caption “Validity of the Securities” on page [●] of the prospectus that is included in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Patricia Kodyra
Manager — Financial and
Securities Law